Joint Filing Agreement

This will confirm the agreement among the undersigned that the Schedule 13G filed on or about this date and any amendments thereto is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

Pursuant to and in accordance with the Exchange Act and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing with respect to beneficial ownership by the undersigned of shares of Class A Common Stock of First Light Acquisition Group, Inc., a Delaware corporation, required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: October 13, 2022

DRIEHAUS CAPITAL MANAGEMENT LLC
By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	General Counsel

DRIEHAUS CAPITAL MANAGEMENT LLC, as a Sub-Adviser of the Destinations Multi Strategy Alternatives Fund, a series of Brinker Capital Destinations Trust
By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	General Counsel

DRIEHAUS MUTUAL FUNDS
By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	Chief Legal Officer